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                                                                     EX-99.a.1.a

                                    AMENDMENT
                                       TO
                              CERTIFICATE OF TRUST
                                THE BRINSON FUNDS

         THE BRINSON FUNDS, a business trust organized and existing under and by virtue of the Business Trust Act of the State of Delaware (the "Trust") DOES HEREBY CERTIFY:

         FIRST: That at a duly called meeting of the Board of Trustees of the Trust held on February 15, 2002 votes were duly adopted setting forth a proposed amendment to the Certificate of Trust of said Trust, declaring said amendment to be advisable.

         SECOND: The Certificate of Trust of the Trust is hereby amended, effective April 8, 2002, by:

         1. Striking out FIRST of the Trust's Certificate of Trust in its entirety and inserting in lieu and instead thereof the following:

         "FIRST: The name of the business trust formed hereby is The UBS Funds."

         2. The Certificate of Trust of the Trust is further amended by striking out the name "The Brinson Funds" wherever the name appears in such Certificate of Trust and inserting in lieu and instead thereof the name "The UBS Funds."

         IN WITNESS WHEREOF, THE BRINSON FUNDS has caused its seal to be hereunto affixed and this certificate to be signed by Brian M. Storms, its President, and attested by Amy R. Doberman, its Secretary, this 15th day of February, 2002.

                                                     THE BRINSON FUNDS

                                                     By: /s/ Brian M. Storms
                                                         ----------------------
                                                          Brian M. Storms
                                                          President

ATTEST:

/s/ Amy R. Doberman
-------------------
Amy R. Doberman
Secretary


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         THE UNDERSIGNED, President of THE BRINSON FUNDS, who executed on behalf of said trust the foregoing Amendment to the Certificate of Trust, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Trust, the foregoing Amendment to the Certificate of Trust to be the act of said Trust and further certifies that to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to approval thereof, are true in all material respects, under penalties of perjury.

                                                     /s/ Brian M. Storms
                                                     --------------------------
                                                     Brian M. Storms

STATE OF NEW YORK
COUNTY OF NEW YORK

         THIS IS TO CERTIFY THAT on this 15th day of February, 2002, before me, Evelyn DeSimone, a Notary Public in and for the said County and State, personally appeared Brian M. Storms and Amy R. Doberman, to me personally known, who being by me sworn and did say that they are President and Secretary, respectively, of THE BRINSON FUNDS, that the Amendment to the Certificate of Trust attached hereto was signed and sealed on behalf of the Trust by authority of its Board of Trustees, and that the matters and facts set forth in the Amendment to the Certificate of Trust attached hereto are true and correct.

                                           /s/ Evelyn DeSimone
                                           -------------------
                                                 Notary Public

                                           My Commission Expires:  July 15, 2002

(SEAL)